UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue
	Suite 725	60654
	Chicago, Illinois	(Zip Code)
(Address of principal executive offices)

(800) 354-7993
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001	ECHO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 9, 2021, Echo Global Logistics, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Einstein Midco, LLC, a Delaware limited liability company (“Parent”), Einstein Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Merger Consideration. As a result of the Merger, each share of common stock, par value $0.0001 per share, of the Company ( a “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Company Common Stock held by the Company as treasury stock, owned by Parent or Merger and held by any holders who have properly exercised appraisal rights in compliance with Delaware law) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $48.25 without interest thereon (the “Per Share Price”).

Treatment of Company Awards. The Merger Agreements provides that, at the Effective Time, each outstanding share of restricted stock (a “Restricted Share”), will be cancelled and converted into a right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the total number of Restricted Shares prior to the Effective Time multiplied by (2) the Per Share Price.

Each outstanding performance shares (a “Performance Share”), if unvested, will vest either (1) as if the target level of performance had been achieved as of the Effective Time, or (2) if specifically provided under an individual employment agreement or award agreement in the event of a “Change of Control” at the greater of target or actual performance through the Closing, and all vested Performance Shares will be canceled and converted into a right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the total number of such vested Performance Shares prior to the Effective Time multiplied by (2) the Per Share Price.

At the Effective Time, each outstanding restricted stock unit (a “Restricted Stock Unit”), vested or unvested, will be cancelled an converted into a right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the total number of Restricted Stock Units prior to the Effective Time multiplied by (2) the Per Share Price.

Board Recommendation. In connection with the approval of the Merger Agreement, the Company’s Board of Directors unanimously resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware.

Representations, Warranties and Covenants. The Company and Parent have each made customary representations and warranties in the Merger Agreement. The Company has agreed to customary covenants in the Merger Agreement, including, among others, covenants to (1) to conduct the business of the Company and its subsidiaries, in all material respects, in the ordinary course of business and applicable law between the date of the Merger Agreement and the Effective Time, and (2) not to engage in certain types of actions related to the operation of its business during this period without Parent’s consent. The Company and Parent each agreed to use reasonable best efforts to take all actions as are necessary to consummate the Merger. Parent agreed to use reasonable best efforts to obtain the debt financing contemplated by the debt commitment letters delivered to Parent in connection with the execution and delivery of the Merger Agreement, and the Company agreed to take actions to cooperate with such efforts.

Closing Conditions. The consummation of the Merger is subject to certain customary conditions, including, but not limited to, (1) receipt of the vote in favor of the approval of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger Agreement; (2) expiration of waiting periods (and any extensions thereof), if any, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (3) the absence of a Company Material Adverse Change and (4) the absence of any law or order prohibiting, making illegal or enjoining the Merger.

Termination; Termination Fees. The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified conditions and limitations, and the right of either party to terminate the Merger Agreement if the Merger is not consummated by March 9, 2022. Upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of approximately $39.6 million, and upon termination of the Merger Agreement by the Company or Parent under other specified conditions, Parent will be required to pay the Company a termination fee of approximately $79.2 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential Company Disclosure Letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential Company Disclosure Letter delivered in connection with the execution of the Merger Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Important Information for Investors and Stockholders

Important Information and Where to Find it

The proposed acquisition of the Company by Parent and Merger Sub will be submitted to the stockholders of the Company for approval of the merger agreement by such stockholders. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a meeting of the Company’s stockholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company stockholders. The Company also plans to file other documents with the SEC regarding the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT

THE COMPANY AND THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Parent and Merger Sub, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://ir.echo.com or by contacting Peter M. Rogers, Corporate Secretary, Echo Global Logistics, Inc. 600 West Chicago Avenue, Suite 725, Chicago Illinois 60654.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 26, 2021, and in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 30, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed transaction will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

All statements made in this Form 8-K, other than statements of historical fact, are or may be deemed to be forward-looking statements. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. These statements are based on current plans and expectations of Echo Global Logistics, Inc. and involve risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 9, 2021, by and among Echo Global Logistics, Inc., Einstein Midco, LLC and Einstein Merger Sub, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: September 10, 2021	By:	/s/ Peter M. Rogers
	Name:	Peter M. Rogers
	Title:	Chief Financial Officer